Exhibit 23.1

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-216189 and Forms S-8 No. 333-202280, No. 333-149800, No. 333-216181, No. 333-218228 and No. 333-209646 of BioTelemetry, Inc. of our report dated March 22, 2017 relating to the financial statements of LifeWatch AG which appears in this Current Report on Form 8-K/A of BioTelemetry, Inc.

PricewaterhouseCoopers AG

/s/ Moritz Oberli	/s/ Gian Franco Bieler
Moritz Oberli	Gian Franco Bieler

Zurich, Switzerland

September 22, 2017